EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Placed, Inc. 2011 Equity Incentive Plan, as amended, of our report dated January 26, 2017, with respect to the consolidated financial statements of Snap Inc. included in the Registration Statement (Form S-1 No. 333-215866) and related Prospectus of Snap Inc. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California

August 10, 2017